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                                                                   EXHIBIT 10.13



                           MUSIC CONVERSION AGREEMENT

This Agreement is made as of November 1, 1998 (the "Effective Date") by and between Eller-McConney LLC, with it principal place of business at 223 Taylor Avenue North, Suite 200, Seattle Washington 98109 ("EM") and Avtograf, a Russian Joint Stock Company with its principal place of business at CJSC Printing Office, Avtograf, Postyshev St. 2 Chelyabinsk, Russia 454000 ("Engraver").


                                    RECITALS

A. Engraver wishes to engrave sheet music for EM in accordance with the terms set forth herein using Sunhawk Corporation's ("Sunhawk's") Solero(TM) Music Editor software.

B. EM wishes to retain Engraver to engrave the sheet music.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, EM and Engraver agree as follows:

                                    SECTION 1
                                   DEFINITIONS

        1.1 Music Title. "Music Title" means a specific printed music composition which may consist of one or more pages. (For example, two pages of sheet music for "Fur Elise.")

        1.2 Source File. "Source File" (also called "Work Space") means a single page of music in digital form which has been prepared by scanning the Music Title and converting it into a format which can be used by the Solero Editor software.

        1.3 Source Materials. "Source Materials" means any copies of Music Titles in original sheet music form, audio recordings, or other source materials which are provided to Engraver concerning the Music Title.

        1.4 Specifications. "Specifications" for the Final File shall be as set forth in Schedule "A" of this Agreement. The Specifications includes examples, quality standards and a description of the features and characteristics which the Final File must have before EM will accept it.

        1.5 Solero Editor. "Solero Editor" means the Sunhawk Solero Music Editor software as well as any templates, editing tools, documentation, instruction files, instruction manuals, and any other files, programs or other materials provided for use in converting the Source Files into Final Files.

        1.6 Engraving Work. "Engraving Work" means the music engraving and any editing changes, modifications, conversions, and additions which are prepared by Engraver from the Source Files and Source Materials using the Solero Editor.

        1.7 Final File. "Final File" means the file which is prepared by Engraver using the Source Materials, Source File(s) and the Solero Editor which Engraver believes in good faith to conform to the Specifications. The Final File will contain a combination of Engraving Work provided by Engraver, and



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Source File and Source Materials provided by EM or Sunhawk from which Engraver produced the Engraving Work. A Final File will contain one or more Pages.

        1.8 Page. "Page" means a page of music in a Final File which is considered by the Solero Editor software to be a full page of music.

                                    SECTION 2
                     CONVERSION AND DELIVERY OF DELIVERABLES

        2.1 Conversion; Progress Reports. Engraver shall convert the Source Files into Final Files in accordance with the Specifications. Engraver will regularly report on the status of engraving work and promptly notify EM upon the discovery of any problem that may delay development work. While EM agrees to provide reasonable technical support for the Solero Editor, Engraver acknowledges that it is its responsibility to become proficient in the use of the Solero Editor. The use of the Solero Editor software is subject to Engraver's acceptance of the terms and conditions of the separate "Combined Solero Editor and Viewer License Agreement."

        2.2 ALL DEVELOPMENT WORK WILL BE PERFORMED BY PERSONS WHO HAVE SIGNED CONFIDENTIALITY AND EMPLOYMENT/INDEPENDENT CONTRACTOR'S AGREEMENTS THAT ARE ACCEPTABLE TO EM. Upon request, Engraver will provide EM with copies of all such signed agreements.

        2.3 Delivery. Engraver shall deliver Pages within the times specified in the Delivery Schedule "B" which lists the Pages contracted for and the deadlines for their delivery. Failure to deliver Pages on the dates set forth in the Delivery Schedule shall be deemed a material breach of this Agreement.

        2.4 Delivery of Source Materials. Upon request by EM, Engraver shall either deliver to EM, or destroy, all corresponding Source Files and Source Materials.

                                    SECTION 3
                   TESTING AND ACCEPTANCE; EFFECT OF REJECTION

               Testing and Acceptance Procedure. All Final Files shall be thoroughly reviewed by Engraver and all corrections shall be made prior to delivery to EM. Upon receipt of a Deliverable, EM will, in its sole discretion either: i) accept the Final File and make the payment set forth in Schedule "B"; or, ii) provide Engraver with written notice of the aspects in which the Final File contains errors or does not conform to the Specifications and request that Engraver correct said Final File.

                                    SECTION 4
                          OTHER OBLIGATIONS OF ENGRAVER

               Product Quality. Engraver agrees that the Final Files will be of high quality and will conform in all respects to the Specifications. Engraver agrees to fix at its own expense any errors which may be discovered in any Final File for a period of one year after the date of acceptance of the Final File by EM. Engraver further agrees to inform EM promptly of any known errors in the Final Files.

                                    SECTION 5
                                 PROPERTY RIGHTS


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        5.1 Property Rights. Assignment of Rights. Engraver acknowledges and agrees that Sunhawk owns all rights in the Solero Editor, Source Files, Source Materials and any other materials or information provided to Engraver, subject to the ownership of any underlying music by Sunhawk's music publisher licensors.

        Engraver agrees to transfer and assign, and hereby transfers and assigns to EM all its exclusive material copyrights, patent, trademark, trade secret and other intellectual property rights, no matter when acquired, in the Engraving Work (collectively "Proprietary Materials").

        Title to all mentioned rights in the Engraving Work shall remain with EM. Except as expressly provided in this Agreement in order for Engraver to convert the Source Files into Final Files, no license or other rights in the Proprietary Materials is granted hereby.

        Except as necessary to prepare the Final Files for EM, Engraver shall have no right to copy, license, sell, distribute or otherwise use the Source Files, Source Materials, Final Files, or Engraving Work.

        5.2 During and after this Agreement, Engraver will assist EM to establish original ownership of all such exclusive material rights in the Engraving Work on the part of EM. Engraver will assist EM in the filing of registrations in Sunhawk's name and will assist EM to secure maintain and defend all copyrights, patent rights, trademarks, trade secret rights and other proprietary rights in and to the Engraving Work. Engraver will sign any additional assignments or agreements which may be required in order to assign and transfer all exclusive material rights which Engraver may possess in the Engraving Work to EM.

        5.3 EM may modify the Engraving Work according to the purpose of its creation or within the scope of its business activity.

        5.4 Engraver authorizes EM publish the Engraving Work in any form. Engraver authorizes EM to use the Engraving Work without indication of Engraver's name. Engraver authorizes EM to use the Engraving Work with indication of EM's or Sunhawk's name.


                                    SECTION 6
                                 CONFIDENTIALITY

        6.1 Confidential Information. The terms of this Agreement, Source Files, Solero Editor, Source Materials, Working Materials, and Final Files, and any other source code, computer program listings, techniques, algorithms and processes and technical and marketing plans or other sensitive business information, including all materials containing said information, which are supplied by the Sunhawk to Engraver or developed by Engraver in the course of conversion is the confidential information ("Confidential Information") of Sunhawk.

        6.2 Restrictions on Use. Engraver agrees that except as authorized in writing by EM: (i) Engraver will preserve and protect the confidentiality of all Confidential Information; (ii) Engraver will not disclose to any third party, the existence, source, content or substance of the Confidential Information or make copies of Confidential Information; (iii) Engraver will not deliver Confidential Information to any third party, or permit the Confidential Information to be removed from Engraver's premises; (iv) Engraver



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will not use Confidential Information in any way other than to develop the Final
Files as provided in this Agreement; (v) Engraver will not disclose, use or copy any third party information or materials received in confidence by Engraver for purposes of work performed under this Agreement; and (vi) Engraver shall require that each of its employees who work on or have access to the materials which are the subject of this Agreement sign a suitable confidentiality and work-for-hire/assignment agreement and be advised of the confidentiality and other applicable provisions of this Agreement.

        6.3 Return of Source Materials. Upon EM's acceptance of a Final File for a Music Title, Engraver shall provide EM with all copies and originals of the Source File, Source Materials, Working Materials and Final File for the Music Title. Not later than seven (7) days after the termination of this Agreement for any reason, or if sooner requested by EM, Engraver will return to EM all originals and copies of the Proprietary Materials and Confidential Information, as well as any other materials provided to Engraver, or created by Engraver under this Agreement.

        6.4 Third Party Confidential Information. Engraver will not disclose to EM or induce EM to use any confidential information or trade secrets belonging to any third party.

                                    SECTION 7
                    WARRANTIES, COVENANTS AND INDEMNIFICATION

        7.1 Warranties and Covenants of Engraver. Engraver represents, warrants and covenants to EM the following:

        (a) Engraver has the full power to enter into this Agreement and perform the services provided for herein, and that such ability is not limited or restricted by any agreements or understandings between Engraver and other persons or companies;

        (b) Any information or materials developed for, or any advice provided to EM, shall not rely or in any way be based upon confidential or proprietary information or trade secrets obtained or derived by Engraver from sources other than EM.

        (c) The conversion and other work performed by Engraver under this Agreement shall be in compliance with the Specifications.

        7.2 Engraver's Indemnity. Engraver agrees to indemnify, hold harmless and defend EM from all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of or on account of the conversion work which it performs under this Agreement, including without limitation claims of the breach of any covenant or warranty set forth in Section
7.1 above.

        7.3 Conditions to Engraver's Indemnity. Engraver's obligation to indemnify is conditioned on EM's notifying Engraver promptly of any claim as to which indemnification will be sought and providing Engraver reasonable cooperation in the defense and settlement thereof.

        7.4 EM's Indemnification. EM agrees to indemnify, hold harmless and defend Engraver from all claims, defense costs (including reasonable attorneys' fees), judgments and other expenses arising out of the breach of the following Covenants and Warranties:



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        (a) EM possesses full power and authority to enter into this Agreement and to fulfill its obligations hereunder.

        (b) The performance of the terms of this Agreement and of EM's obligations hereunder shall not breach any separate agreement by which EM is bound.

        7.5 Conditions to EM's Indemnity. EM's obligation to indemnify is conditioned on Engraver's notifying EM promptly of any claim as to which indemnification will be sought and providing EM reasonable cooperation in the defense and settlement thereof.

                                    SECTION 8
                                 CONVERSION FEES

        8.1 Payments. EM shall pay Engraver according to the payment schedule set forth in Schedule "B" upon EM's acceptance of each Final File. "Acceptance" shall mean the decision, made in EM's sole discretion, that the Final File conforms to the Specifications. Payment will be based on the number of Pages accepted by EM. No conversion fee shall be payable on Pages which are conversions of title pages. Since a Page may be larger or smaller than the original printed Music Title page, fees are payable on the number of Pages accepted, and not on the number of pages in the original printed Music Title.

        8.2 Compliance with Laws. Engraver will comply with all applicable laws and regulations in performing the services under this Agreement. EM shall have the right to make deductions and withholdings from amounts payable to Engraver if required to do so by any governmental agency. Engraver shall be responsible for any taxes, duties or other fees or costs associated with the performance of its obligations under this Agreement.

                                    SECTION 9
                                   TERMINATION

        9.1 Termination for Non-Performance or Delay. In the event Engraver materially breaches this Agreement and fails to cure said breach within seven
(7) days of notice of the material breach, EM shall have the right to terminate this Agreement effective as of the end of the seven (7) day notice period. EM will have the right, in addition to all of its other rights, to require that Engraver deliver to EM all of Engraver's work in progress, including all originals and copies thereof, as well as any other materials provided to Engraver, or created by Engraver under this Agreement. EM shall have the right to terminate this Agreement without cause upon sixty (60) days written notice. Payment of any Delivery Schedule milestones under Schedule "B" which have been met shall be deemed payment in full for all obligations of EM under this Agreement, including full payment for all Working Materials, Final Files and all other materials and work relating to the portion of this Agreement which has been completed as of the time of termination.

                                   SECTION 10
                      GOVERNING LAW; JURISDICTION AND VENUE

        Governing Law; Venue. Governing Law; Venue. This Agreement will be governed by the laws of the United States and the State of Washington, excluding the application of its conflicts of law rules. Engraver consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in Seattle, Washington. Engraver also consents that EM may at its election submit any dispute



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arising from this Agreement to binding Arbitration under the rules of the
American Arbitration Society. Said Arbitration shall be held in Seattle, Washington. Engraver acknowledges that EM shall be entitled to injunctive or other equitable relief for the breach or infringement, or threatened breach or infringement of its proprietary rights from the court or arbitrator.

                                   SECTION 11
                            MISCELLANEOUS PROVISIONS

        11.1 Notices. For purposes of all notices required or permitted to be given hereunder, the addresses of the parties hereto shall be as indicated below. All notices shall be in writing and shall be deemed to have been duly given if sent by facsimile, the receipt of which is confirmed by return facsimile or email, or sent by first class registered or certified mail or equivalent, return receipt requested, addressed to the Parties at their addresses set forth below:

If to Engraver:       Avtograf
                      CJSC Printing Office
                      Avtograf
                      Postyshev St. 2
                      Chelyabinsk, Russia  454000

If to EM:             Eller-McConney LLC
                      800 15th Avenue East,
                      Seattle Washington 98112 USA
                      Attn: Mary McConney


        11.2 Entire Agreement. Except for the Combined Solero Editor and Viewer Agreement, this Agreement, including the attached Schedules which are incorporated herein by reference as though fully set out, contains the entire understanding and agreement of the Parties with respect to the subject matter contained herein, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided by this Agreement, and may not be altered, modified or waived in whole or in part, except in writing, signed by duly authorized representatives of the Parties.

        11.3 Force Majeure. Neither Party shall be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with performance hereunder.

        11.4 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction (or arbitrator) to be contrary to any law, the remaining provisions shall remain in full force and effect as if said provision never existed.

        11.5 Contract Assignment. This Agreement is personal to Engraver. Engraver may not sell, transfer, sublicense, hypothecate or assign its rights and duties under this Agreement without the written consent of EM. This Agreement shall inure to the benefit of EM, its successors and assigns. EM may transfer its rights to the Proprietary Materials to any other persons or legal entities without Engraver's consent.

        11.6 Waiver and Amendments. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless consented to by both Parties in writing. No failure or delay by either



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Party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

        11.7 Agency. The Parties are separate and independent legal entities. Engraver is performing services for EM as an independent contractor. Nothing contained in this Agreement shall be deemed to constitute either Engraver or EM an agent, representative, partner, joint venturer or employee of the other party for any purpose. Neither Party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the daily work activities of the other. EM shall however have the right to provide support in the use of its Editor software, suggestions on procedures for creating Final Files, and comments and corrections on the Final Files which are submitted for approval.

        11.8 Limitation on Liability; Remedies. Except as provided in Section 7 above, and except in the case of the infringement or violations of copyright, trade secret, trademark or any other intellectual property rights, neither party shall be liable to the other party for any incidental, consequential, special, or punitive damages or lost profits of any kind or nature, arising from the breach or termination of this Agreement, even if either party has warned or been warned of the possibility of any such loss or damage.

        11.9 This Agreement is executed in Russian and English in identical duplicates of equal legal force except in the case of the conflict of Russian and English version, in which case the English version controls. Each party has one English and one Russian original of this Agreement.


IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.

Avtograf                                     Eller-McConney, LLC


By:                                          By
   --------------------------------             --------------------------------


   --------------------------------             --------------------------------


Its:                                         Its:
      -----------------------------                -----------------------------



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                                   SCHEDULE A
                                 SPECIFICATIONS



1. The Final Files shall conform to the Sunhawk Style Manual and any revisions or updates which are issued during the term of this Agreement.

2. The Final Files will be of a quality consistent with that prepared and published by Sunhawk.

3. The Final Files shall conform to the quality of sample files (for both a visual and audio quality) and printed music provided by Sunhawk, including the "Good and Bad" files, "Samples" and "Showcase Pages" located at https://store.sunhawk.com/Pages/reference.

4. The Final File shall conform to any style or corrections memos which may be issued by Sunhawk.

5. For each Final File submitted, Engraver will provide EM with the name of the Engraver employee who did the final quality review ("slotted") of the Final File.



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                                   SCHEDULE B
                          DELIVERY AND PAYMENT SCHEDULE


Delivery Schedule

1,500 pages during the month of November 1998.

2,500 pages during the month of December 1998

5,000 pages per month beginning January 1, 1999 and ending December 31, 2004


Payment upon Acceptance

$10.00 per Page accepted until March 31, 1999.

$ 7.00 per Page from April 1, 1999 until December 31, 2004.

The price for "scans," guitar-tab, lyric sheets and other forms of music other than full score shall be separately negotiated.


(The parties acknowledge that in addition to the Pages listed above, Engraver has delivered, and EM has accepted 1,294 pages.)


EM shall pay the salary of one person for the two weeks during onsite training. The cost of additional onsite training will be borne by Engraver at a fee to be separately negotiated. Engraver shall be responsible for all travel, accommodations, salaries (other than the two-week onsite training) and other expenses associated with onsite training.

Non-competing--help to convert. Not make money on the third party exploitation.

Help them to convert into other formats.



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